Exhibit 10.1
FORBEARANCE AGREEMENT
     This Forbearance Agreement (this “Agreement”), dated as of July 28, 2009, is among Zila, Inc., a Delaware corporation (“Borrower”), Zila Biotechnology, Inc., an Arizona corporation (“ZB”), Zila Pharmaceuticals, Inc., a Nevada corporation (“ZP”), Zila Technical, Inc., an Arizona corporation (“Zila Technical”), Zila Limited, a English company (“ZL”), Professional Dental Technologies, Inc., a Nevada corporation (“PDT”), Zila Therapeutics, Inc., a Nevada corporation (“Zila Therapeutics”), Zila Dental Technologies, Inc., an Arkansas corporation (“ZDT”), Zila Canada, Inc., an Arkansas corporation (“ZC” and together with ZB, ZP, Zila Technical, ZL, PDT, Zila Therapeutics and ZDT, the “Subsidiary Guarantors”), and TOLMAR Holding, Inc., a Delaware corporation (“Lender”).
RECITALS
     A. Lender has acquired from Visium Balanced Master Fund, Ltd. (“Visium”) and Atlas Master Fund, Ltd. (“Atlas”) the Third Amended and Restated Senior Secured Convertible Notes, dated November 28, 2006 (the “Notes”), made by Borrower, in the aggregate principal amount of $12,000,001.20. In connection with such acquisition, the following agreements, among others, were assigned to Lender: (i) the Pledge and Security Agreement, dated November 28, 2006, as amended (the “Security Agreement”), among Borrower, the Subsidiary Guarantors and Balyasny Asset Management, L.P., as agent, (ii) the Copyright Security Agreement (as defined in the Security Agreement), (iii) the Trademark Security Agreement (as defined in the Security Agreement), (iv) the Patent Security Agreement (as defined in the Security Agreement), (v) the Deposit Account Control Agreement (as defined in the Security Agreement) and (vi) the Purchase Agreement, dated November 13, 2006, as amended (the “Original Purchase Agreement”), among, inter alia, Borrower, Atlas and Visium.
     B. Borrower, Lender and Project Z Acquisition Sub, Inc., a Delaware corporation (“Acquisition Sub”), are parties to the Agreement and Plan of Merger, dated June 25, 2009 (the “Merger Agreement”), which contemplates a transaction in which Lender will acquire all of Borrower’s outstanding stock for cash through a reverse subsidiary merger of Acquisition Sub with and into Borrower (the “Merger”). Concurrently with the execution and delivery of this Agreement, Borrower, Lender and Acquisition Sub are entering into the First Amendment to Agreement and Plan of Merger, of even date herewith, which amends the Merger Agreement to, among other things, increase the per share consideration to be paid to Borrower’s stockholders in the Merger.
     C. The Notes are secured by, among other documents, the Security Agreement and certain pledges and guarantees executed by the Borrower and the Subsidiary Guarantors (individually, an “Obligor” and, collectively, the “Obligors”) in connection with the Security Agreement (the Notes, the Security Agreement, the Copyright Security Agreement, the Trademark Security Agreement, the Patent Security Agreement, the Deposit Account Control Agreement, the Original Purchase Agreement and all guarantees, security agreements and instruments, assignments, certificates and other documents or agreements executed by the Obligors or any of their affiliates evidencing, securing or otherwise relating to the Notes are collectively referred to in this Agreement as the “Note Documents”).
     D. Except for Borrower’s failure to make the payments (due and payable on January 31, 2009 and April 30, 2009, respectively) of accrued and unpaid interest on the principal amount of the Notes (the “Prior Defaults”), the Obligors represent and warrant to Lender that no Event of Default (as defined in the Notes) or event which, with the giving of notice, the lapse of time or both would constitute such an Event of Default, has occurred and is continuing.
     E. To help facilitate consummation of the Merger, Lender desires to forbear, for a certain period of time and subject to the terms and conditions set forth in this Agreement, from exercising its rights (“Acceleration Rights”) under the Note to accelerate the payment of all or part, as the case may be, of the outstanding principal amount of the Notes and accrued and unpaid interest thereon as a result of the Prior Defaults or as a result of Borrower’s (i) failure to make the payments (due and payable on July 31, 2009 and October 31, 2009) of accrued and unpaid interest then due and payable on the principal amount of the Notes and (ii) payments in order to cancel the Target PIPE Warrants (as defined in the Merger Agreement) in accordance with and as contemplated by the Merger Agreement (the “Prospective Defaults”).
AGREEMENT
     In consideration of the mutual covenants contained herein, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. Acknowledgement of Recitals. Each of the above Recitals is incorporated herein and deemed to be the agreement of Lender and the Obligors, and each of the Obligors acknowledges that each Recital is true and correct, and that it is being relied upon by Lender in agreeing to the terms of this Agreement.
2. Forbearance Period.
     (a) Until the expiration of the Forbearance Period (as defined below), Lender will forbear from the exercise of its Acceleration Rights solely with respect to the Prior Defaults and the Prospective Defaults; provided, however, that (i) the Obligors shall comply during the Forbearance Period with all covenants, agreements, limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Note Documents during the continuance of any default or event of default under the Note Documents, and (ii) nothing herein shall restrict, impair or otherwise affect any of Lender’s rights and remedies under any agreements containing subordination provisions in favor of Lender (including, without limitation, any rights or remedies available to Lender as a result of the occurrence or continuation of the Prior Defaults, the Prospective Defaults or otherwise) or to amend or modify any provision thereof. This Agreement does not prohibit Lender from exercising any or all of the Acceleration Rights at any time on or after the occurrence of a Termination Event.
     (b) As used herein, Forbearance Period, Termination Event and Forbearance Default have the following meanings:
          “Forbearance Period” means the period beginning on the date hereof and ending on the first to occur of the following events (each a “Termination Event”): (i) the termination of the Merger Agreement, (ii) the consummation of the Merger or (iii) the occurrence of any Forbearance Default (as defined below).
          “Forbearance Default” means the occurrence of any of the following: (i) any Obligor fails to timely perform or observe any requirement of this Agreement or the documents, instruments and agreements executed in connection herewith, (ii) a default or event of default occurs (other than the Prior Defaults or the Prospective Defaults) under any Note Document, (iii) any representation or warranty made by any Obligor in this Agreement is false, misleading or incorrect when made or deemed to be made, (iv) any Obligor ceases or interrupts its on-going business operations, (v) any Obligor denies any of its obligations under this Agreement or any Note Document, (vi) an order, judgment or decree is entered adjudicating any Obligor as bankrupt or insolvent, (vii) an order for relief with respect to any Obligor is entered under title 11 of the United States Code or another bankruptcy or insolvency law, or (viii) any Obligor petitions or applies to a tribunal for the appointment of a custodian, trustee, receiver or liquidator of an Obligor or of any substantial part of the assets of an Obligor, or commences a proceeding relating to an Obligor under a bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of a jurisdiction, or any such petition or application is filed, or any such proceeding is commenced, against an Obligor and either (x) an Obligor by any act indicates its approval thereof, consents thereto or acquiescence therein or (y) such petition application or proceeding is not dismissed within 60 days.
3. Acknowledgment of Debt; Ratification of the Note Documents.
     (a) Lender and each of the Obligors acknowledge and confirm that: (i) the outstanding principal amount of the Notes is $12,000,001.20, and (ii) as of the date of this Agreement, the accrued and unpaid interest with respect to the Notes is $1,104,666.84. Each of the Obligors agrees that, as of the date hereof, none of the Obligors has any claim or defense of any kind, by way of offset or otherwise, to the payment or performance of the Notes or any or all of the other obligations under or evidenced by the Note Documents.
     (b) Each of the Obligors hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that the Note Documents represent valid, enforceable and collectible obligations of the Obligors.
     (c) Each of the Obligors hereby expressly intends that this Agreement shall not in any manner (i) constitute the refinancing, refunding, payment or extinguishment of the Notes or any of the obligations evidenced or secured by the existing Note Documents, (ii) be deemed to evidence a novation of the outstanding principal or interest due on the Notes or any of the other obligations evidenced or secured by the existing Note Documents or (iii) affect, replace, impair, or extinguish the creation, attachment, perfection or priority of the security interests in, and other liens on, the collateral granted pursuant to the existing Note Documents.
4. Warranties and Representations. Each of the Obligors hereby warrants and represents to Lender the following:
     (a) This Agreement, once executed, shall constitute a valid, binding and enforceable obligation of such Obligor. Such Obligor is duly authorized to execute, deliver and perform its obligations under this Agreement.
     (b) This Agreement in no way acts as a release or relinquishment of the liens, security interest, rights and remedies provided by any of the Note Documents. The liens and security interest granted under the Note Documents are hereby renewed, extended, ratified and approved by the Obligors in all respects.
5. No Modifications; No Waiver or Default. Except for the matters specifically set forth herein, this Agreement does not alter, amend, modify or release any right of Lender or any obligations of the Obligors in connection with the Note Documents, including, without limitation, their respective obligations to insure the collateral specified in the Note Documents. Other than Lender’s agreement to forbear as described above, this Agreement does not constitute a waiver or relinquishment of any other right or remedy Lender may have, including, without limitation, defaults existing but unknown to Lender and future defaults. Nothing in this Agreement shall be considered a novation of the Notes or any of the other obligations evidenced by the Note Documents.
6. Miscellaneous.
     (a) This Agreement may not be modified orally and shall be binding upon and inure to the benefit of each of the parties hereto and their successors and assigns. This Agreement sets forth the entire understanding between and among the Lender and the Obligors regarding any agreement on the part of Lender to forbear and supersedes any and all prior discussions between or among Lender and the Obligors regarding the subject matter hereof.
     (b) No delay or omission on the part of Lender in exercising any rights herein or under the Note Documents shall operate as a waiver of such rights. Any waiver on one or more occasions shall not be construed as a bar to or a waiver of any rights and/or remedies on any future occasion.
     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the New York General Obligations Law, as applied to contracts made and performed within the State of New York, without giving effect to a choice or conflict of law provision or rule (whether of the State of New York or another jurisdiction) that would cause the application of the laws of a jurisdiction other than the State of New York. The Obligors, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. Each of the Obligors and Lender irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each of the Obligors and Lender irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     (d) This Agreement may be executed in any number of counterparts, and all counterparts taken together shall constitute a single executed agreement. This Agreement may be delivered in the form of a facsimile or electronic “pdf.” copy, subsequently confirmed by delivery of the original executed document.
     (e) If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstances, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken in all other provisions of this Agreement and all other respects shall remain valid and enforceable.
[Signature Pages Follow]

The parties hereto have executed this Agreement as of the date first written above.

LENDER: TOLMAR Holding, Inc.
By:	/s/ David Speights
	Name:	David Speights
	Title:	Vice President

BORROWER: Zila, Inc.
By:	/s/ David R. Bethune
	Name:	David R. Bethune
	Title:	Chairman and Chief Executive Officer

SUBSIDIARY GUARANTORS: Zila Biotechnology, Inc.
By:	/s/ Gary V. Klinefelter
	Name:	Gary V. Klinefelter
	Title:	Secretary

Zila Pharmaceuticals, Inc.
By:	/s/ Gary V. Klinefelter
	Name:	Gary V. Klinefelter
	Title:	Secretary

Zila Limited
By:	/s/ Gary V. Klinefelter
	Name:	Gary V. Klinefelter
	Title:	Secretary

[Signature Page to Forbearance Agreement]

Zila Technical, Inc.
By:	/s/ Gary V. Klinefelter
	Name:	Gary V. Klinefelter
	Title:	Secretary

Professional Dental Technologies, Inc.
By:	/s/ Gary V. Klinefelter
	Name:	Gary V. Klinefelter
	Title:	Secretary

Zila Therapeutics, Inc.
By:	/s/ Gary V. Klinefelter
	Name:	Gary V. Klinefelter
	Title:	Secretary

Zila Dental Technologies, Inc.
By:	/s/ Gary V. Klinefelter
	Name:	Gary V. Klinefelter
	Title:	Secretary

Zila Canada, Inc.
By:	/s/ Gary V. Klinefelter
	Name:	Gary V. Klinefelter
	Title:	Secretary

[Signature Page to Forbearance Agreement]